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ING SERIES FUND, INC.

ARTICLES OF AMENDMENT

ING SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (hereinafter referred to as the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:

The Corporation desires to, and does hereby, amend its charter (the “Charter”) as currently in effect.

SECOND:

The following Series are hereby dissolved: ING Index Plus LargeCap Fund and ING Index Plus SmallCap Fund.

THIRD:

The Sixth provision of the Charter is hereby deleted and replaced in its entirety by the following:

Sixth:

Of the 22,000,000,000 Shares which the Corporation has authority to issue, 14,300,000,000 Shares have been and are hereby designated and classified into the following series (each a “Series”) and classes of series (each a “Class”):

Name of Series	Name of Class of Series	Number of Shares Allocated
ING Alternative Beta Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class R	100,000,000
	Class W	100,000,000
ING Capital Allocation Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000

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Name of Series	Name of Class of Series	Number of Shares Allocated
	Class O	100,000,000
	Class R	100,000,000
	Class W	100,000,000
ING Core Equity Research Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class W	100,000,000
ING Corporate Leaders 100 Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class W	100,000,000
ING Global Target Payment Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class R	100,000,000

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Name of Series	Name of Class of Series	Number of Shares Allocated
	Class W	100,000,000
ING Large Cap Growth Fund	Class A	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class R	100,000,000
	Class W	100,000,000
ING Money Market Fund	Class A	1,000,000,000
	Class B	1,000,000,000
	Class C	1,000,000,000
	Class I	1,000,000,000
	Class L	1,000,000,000
	Class O	1,000,000,000
	Class R	1,000,000,000
	Class W	1,000,000,000
ING Small Company Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class W	100,000,000

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Name of Series	Name of Class of Series	Number of Shares Allocated
ING SMID Cap Equity Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class W	100,000,000
ING Tactical Asset Allocation Fund	Class I	100,000,000
Brokerage Cash Reserves		1,000,000,000

FOURTH:

The amendment to the Charter herein set forth was duly approved by a majority of the Board of Directors of the Corporation and made pursuant  to § 2-603 of the Maryland General Corporation Law.

FIFTH:

The amendment to the Charter herein set forth does not increase the authorized stock of the Corporation.

The undersigned Senior Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Senior Vice President and witnessed by its Secretary on this 13 day of August, 2012.

WITNESS:

ING Series Fund, Inc.

/s/ Theresa K. Kelety

/s/ Todd Modic

Name:

Theresa K. Kelety

Name: Todd Modic

Title:    Secretary

Title:   Senior Vice President